UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 24, 2003

PRANDIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-14051	33-0197361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Alton Parkway
Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-8500

Not applicable

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On July 24, 2003, the Registrant and certain of its subsidiaries entered into an Amendment Number One to Loan and Security Agreement (the “Amendment”) with Wells Fargo Foothill, Inc. (“Foothill”), which amends certain provisions of the Registrant’s Loan and Security Agreement entered into with Foothill on July 2, 2002 (the “Loan Agreement”) to provide, among other things, (a) that the obligations existing under the Loan Agreement will mature on June 30, 2004 and no anniversary fee will be due at that time, (b) that the maximum amount of revolving cash borrowings will be increased to an aggregate of $5 million, subject to a potential downward adjustment thereafter as set forth in the Amendment, (c) that the maximum amount of aggregate borrowings available under the Loan Agreement shall be subject to reduction from $15 million to an amount determined by a formula set forth in the Amendment, (d) for an adjustment to the financial covenants under the Loan Agreement and (e) that if the outstanding obligations under the Loan Agreement have been satisfied by December 31, 2003 a pro rata portion of the $150,000 anniversary fee paid by the Registrant on July 2, 2003 will be refunded to the Registrant.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment Number One to Loan and Security Agreement, which is attached hereto as Exhibit 10(k) and incorporated herein by reference.

Item 7. –Exhibits

(c)    Exhibits.

Exhibit Number		Description

10	(e)

Loan and Security Agreement by and among Prandium, Inc., FRI-MRD Corporation, Chi-Chi’s, Inc., Koo Koo Roo, Inc., certain of their subsidiaries and Foothill Capital Corporation, dated as of July 2, 2002 (incorporated by reference herein to Exhibit 10(g) to the Registrant’s Form 10-Q filed with the SEC on August 14, 2002).

10	(k)

Amendment Number One to Loan and Security Agreement, dated July 24, 2003, by and among Prandium, Inc., FRI-MRD Corporation, Chi-Chi’s, Inc., Koo Koo Roo, Inc., certain of their subsidiaries and Wells Fargo Foothill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRANDIUM, INC.

July 29, 2003	/s/ Robert T. Trebing, Jr.
Robert T. Trebing, Jr. ExecutiveVice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10(e)	Loan and Security Agreement by and among Prandium, Inc., FRI-MRD Corporation, Chi-Chi’s, Inc., Koo Koo Roo, Inc., certain of their subsidiaries and Foothill Capital Corporation, dated as of July 2, 2002 (incorporated by reference herein to Exhibit 10(g) to the Registrant’s Form 10-Q filed with the SEC on August 14, 2002).

10(k)	Amendment Number One to Loan and Security Agreement, dated July 24, 2003, by and among Prandium, Inc., FRI-MRD Corporation, Chi-Chi’s, Inc., Koo Koo Roo, Inc., certain of their subsidiaries and Wells Fargo Foothill, Inc.